Filed Pursuant to Rule 424(b)(5)

Registration No. 333-272916

PROSPECTUS SUPPLEMENT

PROSPECTUS FOR
UP TO $10,000,000 CLASS A ORDINARY SHARES
OF

SAI.TECH GLOBAL CORPORATION

We have entered into an equity distribution agreement (the “Sales Agreement”), with Maxim Group LLC (“Maxim,” or “sales agent”), relating to the sale of our Class A ordinary shares (the “Class A Ordinary Shares”) offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, under this prospectus supplement, we may offer and sell shares of our Class A Ordinary Shares having an aggregate offering price of up to $10,000,000 from time to time through Maxim, acting as our exclusive sales agent.

Sales of our Class A Ordinary Shares, if any, under this prospectus supplement and the accompanying base prospectus may be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Maxim is not required to sell any specific amount of Class A Ordinary Shares but will act as our sales agent using commercially reasonable efforts to sell on our behalf all of the Class A Ordinary Shares requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Maxim and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Maxim will be entitled to compensation under the terms of the Sales Agreement at a commission rate equal to 3% of the aggregate gross sales price of Class A Ordinary Shares sold through it. In connection with the sale of our Class A Ordinary Shares on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Maxim with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-22 regarding the compensation to be paid to Maxim.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “SAI.” On September 1, 2023, the last reported sale price of our Class A Ordinary Shares on Nasdaq was $1.33 per share.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

After giving effect to these limitations and the current public float, we currently may offer and sell securities having an aggregate offering price of up to $10,679,063 pursuant to General Instruction I.B.5 of Form F-3. If our public float increases such that we may sell additional amounts pursuant to General Instruction I.B.5 of Form F-3 and the registration statement of which this prospectus supplement is a part, we will file a prospectus supplement prior to making additional sales.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and are therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

We are also a “foreign private issuer,” as defined in the Exchange Act and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We are a “controlled company” as defined under the Nasdaq Stock Market Rules. Risheng Li indirectly holds more than 50% of the shareholder voting power of our outstanding share capital through his directly owned company, Energy Science Artist Holding Limited, and can exert substantial influence over matters such as electing directors and approving material mergers, acquisitions, strategic collaborations or other business combination transactions. For so long as we remain a controlled company as defined under that rule, we are exempt from, and our shareholders generally are not provided with the benefits of, some of the Nasdaq Stock Market corporate governance requirements, including that our board be comprised of a majority of independent directors.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Investing in our Class A Ordinary Shares involves a high degree of risk. Before buying any Class A Ordinary Shares you should carefully read the discussion of material risks of investing in such securities in “Risk Factors” beginning on page S-11 of this prospectus supplement and other risk factors contained in the documents incorporated by reference herein.

Maxim Group LLC

The date of this prospectus supplement is September 5, 2023.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement or any supplement. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information. The securities offered by this prospectus supplement are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus supplement or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus supplement, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus supplement outside the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus supplement outside the United States.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

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ABOUT THIS PROSPECTUS

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. This document comprises two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to the Sales Agreement prospectus and the accompanying base prospectus combined. Before buying any of the Class A Ordinary Shares that we are offering, we urge you to carefully read this prospectus supplement, the accompanying base prospectus, any free writing prospectus that we have authorized for use in connection with this offering, and the information incorporated by reference as described under the headings “Where You Can Find More Information; Incorporation of Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This prospectus supplement describes the terms of this offering of Class A Ordinary Shares and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference that was filed with the U.S. Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and Maxim has not, authorized anyone to provide you with information different than or inconsistent with the information contained in or incorporated by reference into this prospectus supplement or in any free writing prospectus that we have authorized for use in connection with this offering. We and Maxim take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Maxim is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the documents incorporated by reference into this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you to in the section of this prospectus supplement titled “Where You Can Find More Information; Incorporation of Information by Reference.”

We are offering to sell, and seeking offers to buy, Class A Ordinary Shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of our Class A Ordinary Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our Class A Ordinary Shares and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement outside the United States.

We are a company incorporated under the laws of the Cayman Islands, and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to the terms “SAI,” the “Company,” “we,” “us” and “our” refer to SAI.TECH Global Corporation, a Cayman Islands exempted company, together as a group with its subsidiaries. All references in this prospectus supplement to “TradeUP” refer to TradeUP Global Corporation.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus supplement. You should read both this prospectus supplement and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus supplement entitled “Where You Can Find More Information.”

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, documents incorporated by reference herein and any appliable prospectus supplement, including statements regarding SAI’s future financial position, business strategy and plans and objectives of management for future operations, are forward- looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, SAI’s expectations concerning the outlook for its business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	the Company’s financial performance following the Business Combination;

●	the ability to maintain the listing of the Company’s Class A Ordinary Shares and IPO Warrants on the Nasdaq Capital Market, following the Business Combination;

●	the Company’s growth strategy, future operations, financial position, estimated revenues and losses, projected capex, prospects and plans;

●	the Company’s strategic advantages and the impact those advantages will have on future financial and operational results;

●	the implementation, market acceptance and success of the Company’s platform and new offerings;

●	the Company’s approach and goals with respect to technology;

●	the Company’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	the continued impact of the COVID-19 pandemic on the Company’s business;

●	changes in applicable laws or regulations;

●	the outcome of any known and unknown litigation and regulatory proceedings;

●	the outcome of any legal proceedings that may be instituted against the Company;

●	our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably following the Business Combination;

●	costs related to the Business Combination;

●	the ability to implement business plans, forecasts, and other expectations after the completion of the Business Combination, and identify and realize additional opportunities;

●	the Company’s ability to attract and retain users;

●	the Company’s dependence upon third-party licenses;

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●	the Company’s lack of control over the providers of our content and their effect on our access to music and other content;

●	the risk that the Company may never achieve or sustain profitability;

●	the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all;

●	the risk that the Company experiences difficulties in managing its growth and expanding operations;

●	that the Company has identified material weaknesses in its internal control over financial reporting which, if not corrected, could affect the reliability of the Company’s financial statements; and

●	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors.

We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of such forward looking statements. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where You Can Find More Information.”

Market, ranking and industry data used throughout this prospectus supplement, including statements regarding market size, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications, and other third party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus supplement and in our registration statement on Form 20-F for the year ended December 31, 2022, which is incorporated by reference into this prospectus supplement.

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MARKET, INDUSTRY AND OTHER DATA

This prospectus supplement contains estimates, projections, and other information concerning our industry and business, as well as data regarding market research, estimates, and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. When we refer to one or more sources of data in any paragraph, you should assume that other data of the same type appearing in the same paragraph is derived from such sources, unless otherwise expressly stated or the context otherwise requires. While we have compiled, extracted, and reproduced industry data from third-party sources (including any sources that we may have paid for, sponsored, or conducted), we have not independently verified the data. Forecasts and other forward-looking information with respect to industry, business, market, and other data are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus supplement. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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SELECTED DEFINITIONS

●	“Amended and Restated Memorandum and Articles of Association” means the amended and restated memorandum and articles of association of SAI, effective April 29, 2022.

●	“bitcoin” means the type of virtual currency based on an open source cryptographic protocol existing on the Bitcoin Network.

●	“Board” means the board of directors of SAI.

●	“Business Combination” means the transactions contemplated by the Business Combination Agreement, including, the merger;

●	“Business Combination Agreement” means the Business Combination Agreement, as amended dated as of September 27, 2021, among TradeUP, Merger Sub and Old SAI, as amended as of October 20, 2021, and January 26, 2022, and March 22, 2022;

●	“Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of SAI;

●	“Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of SAI;

●	“Companies Act” means the Companies Act (As Revised) of the Cayman Islands, as amended, modified, re-enacted or replaced;

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

●	“GAAP” means generally accepted accounting principles in the United States;

●	“IPO Warrants” means the warrants issued upon the exchange of TradeUP Warrants in connection with the closing of the Business Combination, each of which is exercisable for one Class A Ordinary Share, in accordance with its terms.
●	“IRS” means the U.S. Internal Revenue Service;

●	“merger” means the merger of Merger Sub with Old SAI, with Old SAI surviving such merger and Old SAI becoming a wholly owned subsidiary of TradeUP, pursuant to the Business Combination Agreement;

●	“Merger Sub” means TGC Merger Sub, a Cayman Islands exempted company incorporated with limited liability;

●	“Nasdaq” means The Nasdaq Capital Market;

●	“Old SAI” means SAITECH Limited, a Cayman Islands exempted company, before the Merger Effective Time;

●	“ordinary resolution” means an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the issued ordinary shares of the company that are present in person or represented by proxy and entitled to vote thereon and who vote at the general meeting;

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●	“Ordinary Shares” means the Class A Ordinary Shares and the Class B Ordinary Shares;

●	“PRC” means the People’s Republic of China;

●	“public shares” means TradeUP Class A Ordinary Shares included in the units issued in the TradeUP IPO;

●	“redemption” means the right of public shareholders to have their public shares redeemed in accordance with the procedures set forth in this registration statement;

●	“SAI” means SAI.TECH Global Corporation (formerly named TradeUP Global Corporation) following the consummation of the Business Combination;

●	“SEC” means the U.S. Securities and Exchange Commission;

●	“Securities Act” means the U.S. Securities Act of 1933, as amended;

●	“special resolution” means a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least a two-thirds majority of the issued Ordinary Shares of the company that are present in person or represented by proxy and entitled to vote thereon and who vote at the general meeting;

●	“Sponsor” means TradeUP Global Sponsor LLC, a Cayman Islands limited liability company;

●	“TradeUP Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of TradeUP;

●	“TradeUP IPO” means TradeUP’s initial public offering, consummated on May 3, 2021, through the sale of 4,488,986 Units (including the 488,986 Units sold pursuant to the underwriters’ partial exercise of their over-allotment option at $10.00 per unit);

●	“TradeUP Warrant(s)” means the warrants included in the Units issued in the TradeUP IPO, each of which is exercisable for one TradeUP Class A Ordinary Share, in accordance with its terms.

●	“Units” means one TradeUP Class A Ordinary Share and one-half of one warrant, whereby each warrant entitles the holder thereto to purchase one TradeUP Class A Ordinary Share at an exercise price of $11.50 per share, sold in the TradeUP IPO; and

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SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement. You should carefully read this entire prospectus and the accompanying base prospectus, including the risks and uncertainties discussed under the heading “Risk Factors” beginning on page S-11 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement, together with the additional information about us described in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference”, including our financial statements, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Overview

SAI.TECH Global Corporation is a global energy-saving Bitcoin mining operator and a clean-tech company that integrates the bitcoin mining, power and heating industries. Since our founding in 2019, we have been committed to developing comprehensive energy-saving solutions that can optimize the major costs of bitcoin mining and promote clean energy transition. The uniqueness of our solutions is that we use proprietary liquid cooling and waste heat recovery technology for bitcoin mining machines, which utilizes waste heat generated from bitcoin mining ASIC chips at 90% thermal efficiency to provide recycled energy in form of steady 60-70°C hot water to potential heating customers while lowering mining operating costs. Our mission is to globally become the most energy-efficient digital asset mining operation company, while simultaneously promote the clean transition of the bitcoin mining, power and heating industries.

Stock Exchange Listing

SAI.TECH Global Corporation’s Class A Ordinary Shares and IPO Warrants are listed on the Nasdaq Capital Market under the symbols “SAI” and “SAITW,” respectively.

Corporate Information

The mailing address of our principal executive office is #01-05 Pearl’s Hill Terrace, Singapore, 168976. The telephone number of our principal executive office is +65 9656 5641.

Implications of Being an Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We are an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of the closing of the Business Combination.

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated by reference to Item 5 of our Registration statement on Form 20-F for the fiscal year ended December 31, 2022, in this prospectus supplement; (ii) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

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In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies.

We have elected not to opt out of, and instead to take advantage of, such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus supplement and in the documents and information incorporated by reference in this prospectus supplement, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement may be different than the information you receive from other public companies in which you hold equity securities.

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THE OFFERING

Class A Ordinary Shares offered by us	Class A Ordinary Shares, par value $0.0001 per share, having an aggregate offering price of up to $10 million.

Class A Ordinary Shares outstanding after this offering(1)	Up to 23,843,933 Class A Ordinary Shares, assuming sales of 7,518,797 Class A Ordinary Shares in this offering at an offering price of $1.33 per share, which was the last reported sale price of our Class A Ordinary Shares on The Nasdaq Capital Market on September 1, 2023. The actual number of Class A Ordinary Shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Maxim. See “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Risk Factors	Investing in our securities involves significant risks. See the information under the heading “Risk Factors” beginning on page S-11 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market symbol	Our Class A Ordinary Shares are listed for trading on the Nasdaq Capital Market under the symbol “SAI.”

(1)	The number of Class A Ordinary Shares outstanding after this offering is based on 14,213,299 Class A Ordinary Shares outstanding as of September 1, 2023, and excludes:

●	9,630,634 Class A Ordinary Shares issuable upon the conversion of 9,630,634 Class B Ordinary Shares; and

●	2,244,493 class A Ordinary Shares issuable upon exercise of 2,244,493 IPO Warrants with an exercise price of $11.50 per share.

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RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described below as well as those discussed in our most recent Annual Report on Form 20-F for the year ended December 31, 2022, as filed with the SEC on April 19, 2023, and the updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects. See “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus supplement.

Risks Related to our Securities and this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering for general corporate purposes and working capital. The failure by our management to apply these funds effectively could harm our business. Pending their use, we plan to invest the net proceeds from this offering in a variety of capital preservation investments, including short-term, investment grade, and interest-bearing instruments and government securities. These investments may not yield a favorable return to our investors. If we do not invest or apply the net proceeds from this offering in ways that enhance value for investors, we may fail to achieve expected financial results, which could cause the price of the Class A Ordinary Shares to decline.

The actual number of Class A Ordinary Shares that are sold under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and in compliance with applicable laws and regulations, we have the discretion to deliver a placement notice to Maxim at any time throughout the term of the Sales Agreement. The number of Class A Ordinary Shares that are sold, if any, by Maxim after we deliver a placement notice will fluctuate based on the market price of the Class A Ordinary Shares during the sales period and limits we set with Maxim. Because the price per Class A Ordinary Share sold will fluctuate based on the market price of the Class A Ordinary Shares during the sales period, it is not possible at this stage to predict the number of Class A Ordinary Shares that will be ultimately issued.

The Class A Ordinary Shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase Class A Ordinary Shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of Class A Ordinary Shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their Class A Ordinary Shares as a result of Class A Ordinary Share sales made at prices lower than the prices they paid.

S-11

The market price of our securities may be volatile, which could result in substantial losses.

Securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could subject the market price of our securities to wide price fluctuations regardless of our operating performance. Some of the factors that may cause the market price of our securities to fluctuate include:

●	price and volume fluctuations in the global stock markets from time to time;

●	changes in operating performance and stock market valuations of other companies in our industry;

●	sales of our Class A Ordinary Shares by us or any significant shareholder;

●	failure of securities analysts and credit rating agencies to initiate or maintain coverage of us, changes in financial estimates by securities analysts and credit rating agencies who follow us, or our failure to meet these estimates or the expectations of investors;

●	the financial projections we may provide to the public (in the event we decide to provide any such projections), any changes in those projections or our failure to meet those projections;

●	rumors and market speculation involving us or other companies in our industry;

●	actual or anticipated changes in our results of operations or fluctuations in our results of operations;

●	litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;

●	announced or completed acquisitions of businesses or technologies by us or our competitors;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	changes in tax laws and regulations as well as accounting standards, policies, guidelines, interpretations or principles;

●	any significant change in our management team;

●	general economic conditions and slow or negative growth of our markets; and

●	other risk factors described in this section of this prospectus supplement.

In addition, stock markets have historically experienced substantial price and volume fluctuations. Broad market and industry factors may harm the market price of our securities. Hence, the market price of our securities could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce the market price of our securities regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has been instituted against that company. If we were involved in any similar litigation, we could incur substantial costs, our management’s attention and resources could be diverted and it could harm our business, operating results and financial condition.

We may not sell the maximum amount of Class A Ordinary Shares offered by this prospectus supplement, and even if we sell the maximum amount of Class A Ordinary Shares offered by this prospectus supplement, we will need additional capital in the future. If additional capital is not available, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely.

Maxim is not required to sell any specific number of securities but will offer the securities using commercially reasonable efforts upon our delivery of sales notices, meaning that we may raise substantially less than the total maximum offering amount. We may need significant additional financing in the future, which we may seek to raise through, among other things, public and private equity offerings and debt financing. Any equity financings will likely be dilutive to existing shareholders, and any debt financings will likely involve covenants restricting our business activities. Additional financing may not be available on acceptable terms, or at all.

Purchasers in this offering will likely experience immediate and substantial dilution in the book value of their investment.

The Class A Ordinary Shares sold in this offering, if any, will be sold from time to time at various prices. However, the expected offering price per Class A Ordinary Share may be substantially higher than the net tangible book value per Class A Ordinary Share. If you purchase Class A Ordinary Shares in this offering, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per Class A Ordinary Share. Assuming that the sale of an aggregate amount of $10,000,000 of Class A Ordinary Shares in this offering at an assumed offering price of $1.33 per share, which was the last reported sale price of our Class A Ordinary Shares on Nasdaq on September 1, 2023, and based on our net tangible book value as of December, 31, 2022, and after deducting commissions and estimated offering expenses, if you purchase Class A Ordinary Shares in this offering you will suffer substantial and immediate dilution of $0.35 per share in the net tangible book value of the Class A Ordinary Shares. The future exercise of outstanding options or warrants and other instruments that are convertible or exercisable into Class A Ordinary Shares, if any, will result in further dilution of your investment. See the section entitled “Dilution” on page S-20 for a more detailed discussion of the dilution you will incur if you purchase our Class A Ordinary Shares in this offering.

S-12

Sales of a substantial number of our Class A Ordinary Shares, or the perception that such sales may occur, may adversely impact the price of our Class A Ordinary Shares.

Sales of a substantial number of our Class A Ordinary Shares in the public markets could depress the market price of our Class A Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Class A Ordinary Shares would have on the market price of our Class A Ordinary Shares.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares at prices that may not be the same as the price per share in this offering. We may sell Class A Ordinary Shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional Class A Ordinary Shares, or securities convertible or exchangeable into Class A Ordinary Shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

S-13

USE OF PROCEEDS

We currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. Amounts and timing of our actual expenditures will depend upon a number of factors, including regulatory approval and demand for our product candidates, operating costs and costs of our commercialization efforts, among other factors. Accordingly, we will have significant discretion in the use of any net proceeds. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with Maxim as a source of financing.

Pending use of the net proceeds, we intend to invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade and interest-bearing instruments.

S-14

DIVIDEND POLICY

We have never declared or paid any cash dividend and do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Our board of directors has sole discretion whether to pay dividends. If our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our directors may deem relevant.

S-15

CAPITALIZATION

The table below sets forth our cash and cash equivalents and capitalization as of December 31, 2022, the latest date for which we have audited financial statements and the information below available to us. The following information should be read in conjunction with the consolidated and carve-out financial statements and related notes incorporated by reference in this prospectus supplement. For more details on how you can obtain the documents incorporated by reference in this prospectus supplement, see “Where You Can Find More Information” and “Incorporation by Reference.”

	As of December 31, 2022
(in thousands)	Actual	Pro Forma As Adjusted (Unaudited)
Cash and cash equivalents	$11,215	20,832
Total liabilities	1,423	1,423
Equity
Class A Ordinary shares	1	2
Class B Ordinary shares	1	1
Additional paid-in capital	46,030	55,646
Accumulated deficits	(25,257)	(25,257)
Accumulated other comprehensive income	(461)	(461)
Total Equity	20,314	29,931
Total Capitalization	$20,314	29,931

S-16

MATERIAL TAX CONSIDERATIONS

The following discussion of United States federal income tax consequences of an investment in our securities is based upon laws and relevant interpretations thereof in effect as of the date of this registration statement, all of which are subject to change or differing interpretation, possibly with retroactive effect. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the United States.

U.S. Federal Income Tax Considerations of Class A Ordinary Shares

Taxation of Dividends and Other Distributions on Class A Ordinary Shares

Subject to the PFIC rules discussed below, if SAI makes a distribution of cash or other property to a U.S. Holder of Class A Ordinary Shares, such distributions will generally be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of SAI’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in its Class A Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A Ordinary Shares.

With respect to non-corporate U.S. Holders, dividends will generally be taxed at preferential long-term capital gains rates only if Class A Ordinary Shares are readily tradable on an established securities market in the United States (such as Nasdaq) and certain other requirements are met, including that SAI is not treated as a PFIC during the taxable year in which the dividend is paid or in the previous year. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for any dividends paid with respect to our Class A Ordinary Shares.

Sale, Exchange, Redemption or Other Taxable Disposition of SAI Securities

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of SAI securities, a U.S. Holder will generally recognize capital gain or loss. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its securities.

Under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Ordinary Shares exceeds one year. The deductibility of capital losses is subject to various limitations.

Passive Foreign Investment Company Considerations

Certain adverse U.S. federal income tax consequences could apply to a U.S. holder if SAI, or any of its subsidiaries, is treated as a PFIC for any taxable year during which the U.S. Holder holds SAI securities. A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75% of its gross income consists of passive income, such as dividends, interest, rents and royalties (except for rents and royalties earned in the active conduct of a trade or business), and gains on the disposition of property that produces such income, or (b) if at least 50% of the average value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce, or are held for the production of, passive income (including for this purpose its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the interest, by value).

S-17

Whether SAI or any of its subsidiaries is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Among other factors, fluctuations in the market price of Class A Ordinary Shares how quickly SAI uses liquid assets and cash may influence whether SAI or any of its subsidiaries is treated as PFIC. Accordingly, SAI is unable to determine whether SAI or any of its subsidiaries will be treated as a PFIC for the taxable year of the Business Combination or for future taxable years, and there can be no assurance that SAI or any of its subsidiaries will not be treated as a PFIC for any taxable year. Moreover, SAI does not expect to provide a PFIC annual information statement for 2021 or going forward.

If SAI were characterized as a PFIC for any taxable year, U.S. Holders of SAI securities would suffer adverse tax consequences. These consequences may include having gains realized on the disposition of SAI securities treated as ordinary income rather than capital gains and being subject to punitive interest charges on certain dividends and on the proceeds of the sale or other disposition of the SAI securities. U.S. Holders would also be subject to annual information reporting requirements. In addition, if SAI were a PFIC in a taxable year in which SAI paid a dividend or the prior taxable year, such dividends would not be eligible to be taxed at the reduced rates applicable to qualified dividend income (as discussed above). Certain elections (including a mark-to-market election) may be available to U.S. Holders to mitigate some of the adverse tax consequences resulting from PFIC treatment. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to their ownership of the SAI securities.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of SAI. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of Ordinary Shares or on an instrument of transfer in respect of such shares.

S-18

SAI.TECH Global Corporation has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands substantially in the following form:

The Tax Concessions Act
(As Revised)
Undertaking as to Tax Concessions

In accordance with the provision of The Tax Concessions Act (As Revised), the following undertaking is hereby given to SAI.TECH Global Corporation (the “Company”):

(a)	That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

(b)	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)	On or in respect of the shares, debentures or other obligations of the Company; or

(ii)	by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Act (As Revised).

These concessions shall be for a period of 20 years from the 29th of January 2021.

S-19

DILUTION

If you invest in our Class A Ordinary Shares in this offering, your interest will be diluted to the extent of the difference between the price per Class A Ordinary Share of our Class A Ordinary Shares you pay in this offering and the as adjusted net tangible book value per Class A Ordinary Share of our Class A Ordinary Shares immediately after this offering.

Our net tangible book value as of December 31, 2022, was approximately $20.22 million, or $0.88 per Class A Ordinary Share. Net tangible book value per ordinary share represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities, divided by the number of ordinary shares outstanding as of December 31, 2022. Dilution in net tangible book value per ordinary share represents the difference between the amount per ordinary share paid by purchasers of ordinary shares in this offering and the as adjusted net tangible book value per ordinary share of our ordinary shares immediately after giving effect to this offering.

After giving effect to the sale of our Class A Ordinary Shares in the aggregate amount of $10 million in this offering at an assumed offering price of $1.33, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on September 1, 2023, and after deducting commissions and estimated aggregate offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2022 would have been approximately $29.84 million, or $0.98 per Class A Ordinary Share. This represents an increase in net tangible book value of $0.10 per Class A Ordinary Share to existing shareholders and dilution in net tangible book value of $0.35 per Class A Ordinary Share to new investors purchasing our Class A Ordinary Shares in this offering.

The following table illustrates this dilution on a per Class A Ordinary Share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of Class A Ordinary Shares sold and other terms of the offering determined at the time Class A Ordinary Shares are sold pursuant to this prospectus supplement. The Class A Ordinary Shares sold in this offering, if any, will be sold from time to time at various prices.

Post-Offering(1)
Assumed offering price per Class A Ordinary Share	$1.33
Net tangible book value per Class A Ordinary Share before the offering	$0.88
Increase per Class A Ordinary Share attributable to payments by new investors	$0.10
Pro forma net tangible book value per Class A Ordinary Share after the offering	$0.98
Dilution per Class A Ordinary Share to new investors	$0.35

(1)	Assumes net proceeds from offering of $9,616,940 Class A Ordinary Shares, calculated by the gross proceeds from offering of $10,000,000 Class A Ordinary Shares, less $300,000 of commission to Sales Agent, $50,000 estimated Sales Agent accountable expenses and $33,060 SEC registration fees.

The Class A Ordinary Shares subject to the Sales Agreement are being sold from time to time at various prices. An increase of $0.10 per Class A Ordinary Share in the price at which the Class A Ordinary Shares are sold from the assumed offering price of $1.33 per Class A Ordinary Share shown in the table above, assuming all of our Class A Ordinary Shares in the aggregate amount of $10 million during the term of the Sales Agreement with Maxim is sold at that price, would increase our adjusted net tangible book value per Class A Ordinary Share after the offering to $1.00 per Class A Ordinary Share and would increase the dilution in net tangible book value per Class A Ordinary Share to new investors in this offering to $0.43 per Class A Ordinary Share, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.10 per Class A Ordinary Share in the price at which the Class A Ordinary Shares are sold from the assumed offering price of $1.33 per Class A Ordinary Share shown in the table above, assuming all of our Class A Ordinary Shares in the amount of $10 million during the term of the Sales Agreement with Maxim is sold at that price, would decrease our adjusted net tangible book value per Class A Ordinary Share after the offering to $0.96 per Class A Ordinary Share and would decrease the dilution in net tangible book value per Class A Ordinary Share to new investors in this offering to $0.27 per Class A Ordinary Share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of Class A Ordinary Shares offered.

S-20

The foregoing table and calculations are based on 13,315,903 Class A Ordinary Shares issued and outstanding as of December 31, 2022, and excludes:

●	9,630,634 Class A Ordinary Shares issuable upon the conversion of 9,630,634 Class B Ordinary Shares; and

●	2,244,493 class A Ordinary Shares issuable upon exercise of 2,244,493 IPO Warrants with an exercise price of $11.50 per share.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise or conversion of the options or warrants or vesting of RSUs.

To the extent that outstanding options and warrants are exercised, RSUs vest, or new options or RSUs are issued under our share-based compensation plans, investors purchasing our Class A Ordinary Shares in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

S-21

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Maxim under which we may offer and sell up to $10 million of our Class A Ordinary Shares from time to time through Maxim acting as agent. Sales of our Class A Ordinary Shares, if any, under this prospectus supplement will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our Class A Ordinary Shares under the Sales Agreement, we will notify Maxim of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the sales agent, unless the sales agent declines to accept the terms of such notice, the sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Maxim under the Sales Agreement to sell our Class A Ordinary Shares are subject to a number of conditions that we must meet.

Under the terms of the Sales Agreement, in no event will we issue or sell through the sales agent such number or dollar amount of Class A Ordinary Shares that would (i) exceed the number or dollar amount of shares of common stock registered and available on the registration statement of which this prospectus supplement forms a part, (ii) exceed the number of authorized but unissued Class A Ordinary Shares, (iii) exceed the number or dollar amount of Class A Ordinary Shares permitted to be sold under Form F-3 (including General Instruction I.B.5 thereof, if applicable), or (iv) exceed the number or dollar amount of Class A Ordinary Shares for which we have filed a prospectus supplement to the registration statement.

The settlement of sales of shares between us and the sales agent is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our Class A Ordinary Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the sales agent a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our Class A Ordinary Shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the sales agent for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the sales agent under the terms of the Sales Agreement, will be approximately $50,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

S-22

The sales agents will act as sales agent on a commercially reasonable efforts basis consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market. In connection with the sale of our Class A Ordinary Shares on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agent against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the sales agent may be required to make in respect of such liabilities.

The offering of our Class A Ordinary Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Class A Ordinary Shares subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and the sales agent may each terminate the Sales Agreement at any time upon five days’ prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

Maxim and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, the sales agent may actively trade our securities for its own account or for the accounts of customers, and, accordingly, the sales agent may at any time hold long or short positions in such securities. To the extent required by Regulation M, the sales agents will not engage in any market making activities involving our Class A Ordinary Shares while the offering is ongoing under this prospectus supplement.

A prospectus supplement in electronic format may be made available on a website maintained by the sales agent, and the sales agent may distribute the prospectus electronically.

S-23

LEGAL MATTERS

The legality of the Ordinary Shares offered by this prospectus supplement and certain other Cayman Islands legal matters will be passed upon for SAI by Harney Westwood & Riegels LP. Certain legal matters relating to U.S. federal law will be passed upon for SAI by Winston & Strawn LLP. Maxim Group LLC is being represented in connection with this offering by Hunter Taubman Fischer & Li LLC.

EXPERTS

The consolidated financial statements of SAI appearing in our 2022 Annual Report for the years ended December 31, 2021, and 2022 have been audited by Audit Alliance LLP, an independent registered public accounting firm, as stated in their report.

The consolidated financial statements of SAI appearing in our 2022 Annual Report for the year ended December 31, 2020, have been audited by Marcum Asia CPAs LLP (formerly Marcum Bernstein & Pinchuk LLP), an independent registered public accounting firm, as stated in their report.

EXPENSES OF THE OFFERING

Set forth below is an itemization of the total expenses which are expected to be incurred in connection with the registration of the Class A Ordinary Shares registered hereby. With the exception of the registration fee payable to the SEC, all amounts are estimates.

Expense	Amount
SEC registration fee		$33,060
Printing expenses*	$	[●]
Legal fees and expenses	$	[●]
Accounting fees and expenses*	$	[●]
Miscellaneous*	$	[●]
Total*

*	To be filed by amendment

S-24

ENFORCEABILITY OF CIVIL LIABILITY

SAI is incorporated as an exempted company under the laws of the Cayman Islands. Service of process upon SAI and upon its directors and officers named in this prospectus supplement, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of SAI’s assets and substantially all of SAI’s directors and officers are located outside the United States, any judgment obtained in the United States against SAI or any of its directors and officers may not be collectible within the United States.

SAI has appointed Winston & Strawn LLP as its agent to receive service of process in any action against SAI in any U.S. federal or state court arising out of the Transactions. The address of SAI’s agent is 800 Capitol Street, STE. 2400, Houston, TX 77002.

SAI has been advised by its Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and/or be of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

SAI has also been advised by its PRC legal counsel that the recognition and enforcement of foreign judgments are subject to compliance with the PRC Civil Procedures Law and relevant civil procedure requirements in the PRC. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. The PRC does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

S-25

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short- swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a “shelf’ registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act of 1933, as amended, with respect to the Ordinary Shares offered by this prospectus supplement. This prospectus supplement does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We are subject to the informational reporting requirements of the Exchange Act. We file reports and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. Our website address is www.sai.tech. The information on, or that can be accessed through, our website is not part of this prospectus supplement.

S-26

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus supplement and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the year ended December 31, 2022, filed on April 19, 2023;

●	Our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on August 3, 2022; August 17, 2022; December 8, 2022; and February 8, 2023.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus supplement and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of submission of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: SAI.TECH Global Corporation, #01-05 Pearl’s Hill Terrace, Singapore, 168976. Attention: Arthur Lee, Chief Executive Officer, telephone number: +65 9656 5641.

S-27

PROSPECTUS

PROSPECTUS FOR

UP TO $300,000,000.00

ORDINARY SHARES

DEBT

WARRANTS

RIGHTS AND

UNITS

OF

SAI.TECH GLOBAL CORPORATION

We may, from time to time, in one or more offerings, offer and sell up to $300,000,000.00 of our Class A Ordinary Shares, par value $0.0001 per share, debt securities, warrants, rights, and units, or any combination thereof, including in one or more series, together or separately, as described in this prospectus. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. In this prospectus, references to the term “securities” refers, collectively, to our Class A Ordinary Shares, debt securities, warrants, rights, and units, and securities that may be convertible or exchangeable into the foregoing.

We may additionally, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offeror, the offering and the specific terms of the securities offered. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities.

Our Class A Ordinary Shares and warrants (the “IPO Warrants”) are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “SAI” and “SAITW,” respectively. On June 22, 2023, the last reported sale price of our Class A Ordinary Shares and IPO Warrants on Nasdaq was $1.39 per share and $0.15 per warrant. Our Class A Ordinary Shares entitle each holder to one vote per share. Our Class B ordinary shares, par value $0.0001 per share, entitle their holder to ten votes per share. See the section entitled “Description of Ordinary Shares, IPO Warrants and Articles of Association – Ordinary Shares – Voting Rights” for additional information.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and are therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

We are also a “foreign private issuer,” as defined in the Exchange Act and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We are a “controlled company” as defined under the Nasdaq Stock Market Rules. Risheng Li indirectly holds more than 50% of the shareholder voting power of our outstanding share capital through his directly owned company, Energy Science Artist Holding Limited, and can exert substantial influence over matters such as electing directors and approving material mergers, acquisitions, strategic collaborations or other business combination transactions. For so long as we remain a controlled company as defined under that rule, we are exempt from, and our shareholders generally are not provided with the benefits of, some of the Nasdaq Stock Market corporate governance requirements, including that our board be comprised of a majority of independent directors.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our securities involves a high degree of risk. Before buying any securities you should carefully read the discussion of material risks of investing in such securities in “Risk Factors” beginning on page 3 of this prospectus and other risk factors contained in the documents incorporated by reference herein.

The date of this prospectus is July 19, 2023.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may, from time to time, in one or more offerings, sell up to $300,000,000.00 of any combination of the securities described in this prospectus.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement or any related free writing prospectus that we may authorize. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Information Incorporated by Reference,” before investing in any of the securities offered.

Neither we, nor any agent, underwriter or dealer has authorized anyone to provide you with different or additional information, other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you, and neither we nor they take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we, nor any agent, underwriter or dealer are making an offer to sell Class A Ordinary Shares in any jurisdiction where the offer or sale thereof is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Class A Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

For investors outside the United States: We have not taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

We are a company incorporated under the laws of the Cayman Islands, and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “SAI,” the “Company,” “we,” “us” and “our” refer to SAI.TECH Global Corporation, a Cayman Islands exempted company, together as a group with its subsidiaries. All references in this prospectus to “TradeUP” refer to TradeUP Global Corporation.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, documents incorporated by reference herein and any appliable prospectus supplement, including statements regarding SAI’s future financial position, business strategy and plans and objectives of management for future operations, are forward- looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, SAI’s expectations concerning the outlook for its business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	the Company’s financial performance following the Business Combination;

●	the ability to maintain the listing of the Company’s Class A Ordinary Shares and IPO Warrants on the Nasdaq Capital Market, following the Business Combination;

●	the Company’s growth strategy, future operations, financial position, estimated revenues and losses, projected capex, prospects and plans;

●	the Company’s strategic advantages and the impact those advantages will have on future financial and operational results;

●	the implementation, market acceptance and success of the Company’s platform and new offerings;

●	the Company’s approach and goals with respect to technology;

●	the Company’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	changes in applicable laws or regulations;

●	the outcome of any known and unknown litigation and regulatory proceedings;

●	the outcome of any legal proceedings that may be instituted against the Company;

●	our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably following the Business Combination;

●	costs related to the Business Combination;

iii

●	the ability to implement business plans, forecasts, and other expectations after the completion of the Business Combination, and identify and realize additional opportunities;

●	the Company’s ability to attract and retain users;

●	the Company’s dependence upon third-party licenses;

●	the Company’s lack of control over the providers of our content and their effect on our access to music and other content;

●	the risk that the Company may never achieve or sustain profitability;

●	the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all;

●	the risk that the Company experiences difficulties in managing its growth and expanding operations;

●	that the Company has identified material weaknesses in its internal control over financial reporting which, if not corrected, could affect the reliability of the Company’s financial statements; and

●	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors.

We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of such forward looking statements. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where You Can Find More Information.”

Market, ranking and industry data used throughout this prospectus, including statements regarding market size, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications, and other third party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2022, which is incorporated by reference into this prospectus.

iv

MARKET, INDUSTRY AND OTHER DATA

This prospectus contains estimates, projections, and other information concerning our industry and business, as well as data regarding market research, estimates, and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. When we refer to one or more sources of data in any paragraph, you should assume that other data of the same type appearing in the same paragraph is derived from such sources, unless otherwise expressly stated or the context otherwise requires. While we have compiled, extracted, and reproduced industry data from third-party sources (including any sources that we may have paid for, sponsored, or conducted), we have not independently verified the data. Forecasts and other forward-looking information with respect to industry, business, market, and other data are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

v

SELECTED DEFINITIONS

●	“Amended and Restated Memorandum and Articles of Association” means the amended and restated memorandum and articles of association of SAI, effective April 29, 2022.

●	“bitcoin” means the type of virtual currency based on an open source cryptographic protocol existing on the Bitcoin Network.

●	“Board” means the board of directors of SAI.

●	“Business Combination” means the transactions contemplated by the Business Combination Agreement, including, the merger;

●	“Business Combination Agreement” means the Business Combination Agreement, as amended dated as of September 27, 2021, among TradeUP, Merger Sub and Old SAI, as amended as of October 20, 2021, and January 26, 2022, and March 22, 2022;

●	“Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of SAI;

●	“Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of SAI;

●	“Companies Act” means the Companies Act (As Revised) of the Cayman Islands, as amended, modified, re-enacted or replaced;

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

●	“GAAP” means generally accepted accounting principles in the United States;

●	“IRS” means the U.S. Internal Revenue Service;

●	“merger” means the merger of Merger Sub with Old SAI, with Old SAI surviving such merger and Old SAI becoming a wholly owned subsidiary of TradeUP, pursuant to the Business Combination Agreement;

●	“Merger Sub” means TGC Merger Sub, a Cayman Islands exempted company incorporated with limited liability;

●	“Nasdaq” means The Nasdaq Capital Market;

●	“Old SAI” means SAITECH Limited, a Cayman Islands exempted company, before the Merger Effective Time;

●	“ordinary resolution” means an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the issued ordinary shares of the company that are present in person or represented by proxy and entitled to vote thereon and who vote at the general meeting;

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●	“Ordinary Shares” means the Class A Ordinary Shares and the Class B Ordinary Shares;

●	“PRC” means the People’s Republic of China;

●	“public shares” means TradeUP Class A Ordinary Shares included in the units issued in the TradeUP IPO;

●	“redemption” means the right of public shareholders to have their public shares redeemed in accordance with the procedures set forth in this registration statement;

●	“SAI” means SAI.TECH Global Corporation (formerly named TradeUP Global Corporation) following the consummation of the Business Combination;

●	“SEC” means the U.S. Securities and Exchange Commission;

●	“Securities Act” means the U.S. Securities Act of 1933, as amended;

●	“special resolution” means a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least a two-thirds majority of the issued Ordinary Shares of the company that are present in person or represented by proxy and entitled to vote thereon and who vote at the general meeting;

●	“Sponsor” means TradeUP Global Sponsor LLC, a Cayman Islands limited liability company;

●	“TradeUP Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of TradeUP;

●	“TradeUP IPO” means TradeUP’s initial public offering, consummated on May 3, 2021, through the sale of 4,488,986 Units (including the 488,986 Units sold pursuant to the underwriters’ partial exercise of their over-allotment option at $10.00 per unit);

●	“TradeUP Warrant(s)” means the warrants included in the Units issued in the TradeUP IPO, each of which is exercisable for one TradeUP Class A Ordinary Share, in accordance with its terms.

●	“Units” means one TradeUP Class A Ordinary Share and one-half of one warrant, whereby each warrant entitles the holder thereto to purchase one TradeUP Class A Ordinary Share at an exercise price of $11.50 per share, sold in the TradeUP IPO; and

●	“IPO Warrants” means the warrants issued upon the exchange of TradeUP Warrants in connection with the closing of the Business Combination, each of which is exercisable for one Class A Ordinary Share, in accordance with its terms.

vii

SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus and the documents incorporated by reference in this prospectus carefully before deciding to invest in our securities. For additional information, see “Where You Can Find More Information” in this prospectus.

Overview

SAI.TECH Global Corporation is a global energy-saving Bitcoin mining operator and a clean-tech company that integrates the bitcoin mining, power and heating industries. Since our founding in 2019, we have been committed to developing comprehensive energy-saving solutions that can optimize the major costs of bitcoin mining and promote clean energy transition. The uniqueness of our solutions is that we use proprietary liquid cooling and waste heat recovery technology for bitcoin mining machines, which utilizes waste heat generated from bitcoin mining ASIC chips at 90% thermal efficiency to provide recycled energy in form of steady 60-70°C hot water to potential heating customers while lowering mining operating costs. Our mission is to globally become the most energy-efficient digital asset mining operation company, while simultaneously promote the clean transition of the bitcoin mining, power and heating industries.

Stock Exchange Listing

SAI.TECH Global Corporation’s Class A Ordinary Shares and IPO Warrants are listed on the Nasdaq Capital Market under the symbols “SAI” and “SAITW”, respectively.

Corporate Information

The mailing address of our principal executive office is #01-05 Pearl’s Hill Terrace, Singapore, 168976. The telephone number of our principal executive office is +65 9656 5641.

Implications of Being an Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We are an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of the closing of the Business Combination.

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated by reference to Item 5 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, in this prospectus; (ii) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

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In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies.

We have elected not to opt out of, and instead to take advantage of, such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus and in the documents and information incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.

The Securities That May Be Offered

We may offer or sell Class A Ordinary Shares, debt securities, warrants, rights, and units in one or more offerings and in any combination. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

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RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks in our most recent Annual Report on Form 20-F for the year ended December 31, 2022, as filed with the SEC on April 19, 2023, and the updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects. See “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.

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USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

DIVIDEND POLICY

We have never declared or paid any cash dividend and do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Our Board has sole discretion whether to pay dividends. If our Board decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our directors may deem relevant.

CAPITALIZATION

We intend to include information about our capitalization and indebtedness in the prospectus and applicable prospectus supplements.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer Class A Ordinary Shares, debt securities, warrants, rights, and units, in one or more offerings, with a total aggregate offering price of up to $300,000,000.00. The actual price per Class A Ordinary Share of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

THE OFFER AND LISTING

Our Class A Ordinary Shares and IPO Warrants are currently traded on the Nasdaq Capital Market under the symbol “SAI” and “SAITW” respectively. The Class A Ordinary Shares and IPO Warrants began trading on Nasdaq on May 2, 2022.

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DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Class A Ordinary Shares, debt, warrants to purchase Class A Ordinary Shares, rights and units comprising any combination of these securities.

In this prospectus, we refer to the Class A Ordinary Shares, debt, warrants to purchase Class A Ordinary Shares, rights and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $300 million. The actual price per share of the shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF ORDINARY SHARES, IPO WARRANTS, AND ARTICLES OF ASSOCIATION

As of July 19, 2023, the Company had 14,113,299 Class A Ordinary Shares issued and outstanding, and 2,244,493 IPO Warrants to purchase Class A Ordinary Shares at an exercise price of $11.50 per share issued and outstanding.

SAI is a Cayman Islands exempted company with limited liability and immediately following consummation of the Business Combination its affairs have been governed by the Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands.

SAI’s authorized share capital consists of 350,000,000 shares of a par value of $0.0001 each, consisting of 330,369,366 Class A Ordinary Shares, 9,630,634 convertible Class B Ordinary Shares and 10,000,000 preference shares.

All Class A Ordinary Shares issued and outstanding at the consummation of the Business Combination were fully paid and non-assessable.

The following are summaries of material provisions of the Amended and Restated Memorandum and Articles of Association and the Companies Act, insofar as they relate to the material terms of the Class A Ordinary Shares.

Ordinary Shares

General

Holders of Class A Ordinary Shares and Class B Ordinary Shares generally have the same rights except for voting, conversion and director appointment and removal rights. SAI maintains a register of its shareholders and a shareholder is only entitled to a share certificate if the Board resolves that share certificates be issued.

Risheng Li controls the voting power of all of the outstanding Class B Ordinary Shares. Although Mr. Li controls the voting power of all of the outstanding Class B Ordinary Shares, his control over those shares is not permanent and is subject to reduction or elimination at any time or after certain periods as a result of a variety of factors. As further described below, upon any transfer of Class B Ordinary Shares by a holder thereof to any person which is not a permitted transferee under the Amended and Restated Memorandum and Articles of Association, those Class B Ordinary Shares will automatically and immediately convert into Class A Ordinary Shares. In addition, all Class B Ordinary Shares will automatically convert to Class A Ordinary Shares in certain other circumstances described below in “- Optional and Automatic Conversion.”

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Dividends

The holders of Class A Ordinary Shares are entitled to such dividends as may be declared by the Board as it may, in its discretion, lawfully declare from time to time. Class A Ordinary Shares and Class B Ordinary Shares rank equally as to dividends and other distributions. The Amended and Restated Memorandum and Articles of Association provides that dividends may be declared and paid out of our profits, realized or unrealized, out of the share premium account or as otherwise permitted by law. No dividend may be made on any Class A Ordinary Shares unless a dividend in equal proportion is made on the Class B Ordinary Shares. Except as otherwise provided by the rights attached to any Class A Ordinary Shares, dividends and other distributions may be paid in any currency. Our Board may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

Voting Rights

In respect of all matters upon which holders of Class A Ordinary Shares are entitled to vote, each Class A Ordinary Share is entitled to one vote and each Class B Ordinary Share is entitled to ten votes. Voting at any meeting of shareholders will be by show of hands unless a poll is demanded.

Class A Ordinary Shares and Class B Ordinary Shares vote together on all matters, except that we will not, without the approval of holders of a majority of the voting power of the Class B Ordinary Shares, voting exclusively and as a separate class:

●	increase the number of authorized Class B Ordinary Shares;

●	issue any Class B Ordinary Shares or securities convertible into or exchangeable for Class B Ordinary Shares, other than to Risheng Li or his affiliates;

●	create, authorize, issue, or reclassify into, any preference shares in the capital of SAI or any shares in the capital of SAI that carry more than one vote per share;

●	reclassify any Class B Ordinary Shares into any other class of shares or consolidate or combine any Class B Ordinary Shares without proportionately increasing the number of votes per Class B Ordinary Share; or

●	amend, restate, waive, adopt any provision inconsistent with or otherwise alter any provision of the Amended and Restated Memorandum and Articles of Association relating to the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Ordinary Shares.

An ordinary resolution to be passed by the shareholders will require a simple majority of votes cast, including by all holders of a specific class of shares, if applicable, while a special resolution will require not less than two-thirds of votes cast.

Optional and Automatic Conversion

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Upon any transfer of Class B Ordinary Shares by a holder thereof to any person which is not a permitted transferee of such holder under the Amended and Restated Memorandum and Articles of Association, each such Class B Ordinary Share will automatically and immediately convert into one Class A Ordinary Share. In case of any transfer of Class B Ordinary Shares to a person who at any later time ceases to be a permitted transferee under the Amended and Restated Memorandum and Articles of Association, we may refuse registration of any subsequent transfer except back to the transferor of such Class B Ordinary Shares, and otherwise, such Class B Ordinary Shares will automatically and immediately convert into an equal number of Class A Ordinary Shares.

Each Class B Ordinary Share will automatically convert into one Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions) on the earliest to occur of 5:00 p.m., Cayman Islands time:

●	on the first anniversary of Mr. Li’s death or incapacity; or

●	on a date determined by the Board during the period commencing 90 days after, and ending 180 days after, the date on which Mr. Li is terminated for cause (and in the event of a dispute regarding whether there was cause, cause will be deemed not to exist unless and until an affirmative ruling regarding such cause has been made by a court or arbitral panel of competent jurisdiction, and such ruling has become final and non-appealable).

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Transfer of Ordinary Shares

Subject to applicable laws, including securities laws, and the restrictions contained in the Amended and Restated Memorandum and Articles of Association and to any lock-up agreements to which a shareholder may be a party, any shareholders may transfer all or any of their Class A Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by the Board.

Class B Ordinary Shares may be transferred only to a permitted transferee under the Amended and Restated Memorandum and Articles of Association and any Class B Ordinary Shares otherwise will be converted into Class A Ordinary Shares.

If the Class A Ordinary Shares in question were issued in conjunction with rights, options, warrants or units issued pursuant to the Amended and Restated Memorandum and Articles of Association on terms that one cannot be transferred without the other, the Board will refuse to register the transfer of any such Class A Ordinary Shares without evidence satisfactory to them of the like transfer of such right, option, warrant or unit.

Liquidation

The Class A Ordinary Shares and Class B Ordinary Shares rank equally upon occurrence of any liquidation or winding up, in the event of which our assets will be distributed to, or the losses will be borne by, shareholders in proportion to the par value of the shares held by them.

Redemption of Ordinary Shares

Subject to the provisions of the Companies Act, we may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder. The redemption of such shares will be effected in such manner and upon such other terms as we may, by special resolution, determine before the issue of the shares.

Variations of Rights of Shares

Subject to certain provisions of the Amended and Restated Memorandum and Articles of Association governing the Class B Ordinary Shares, if at any time our share capital is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors not to have a material adverse effect upon such rights. Otherwise, any such variation will be made only with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

General Meetings of Shareholders

We will hold an annual general meeting at such time and place as our Board will determine. At least five calendar days’ notice shall be given for any general meeting. The Board, the chief executive officer or the chairman may call general meetings. The holders of a majority of the Class A Ordinary Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum for all purposes; provided, that the presence in person or by proxy of holders of a majority of the Class B Shares shall be required in any event.

Inspection of Books and Records

The Board will determine whether, to what extent, at what times and places and under what conditions or regulations our accounts and books will be open to the inspection of our shareholders, and no shareholder will otherwise have any right of inspecting any account or book or document except as required by the Companies Act or authorized by shareholders in a general meeting.

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Changes in Capital

We may from time to time by ordinary resolution, subject to the rights of holders of Class B Ordinary Shares:

●	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution will prescribe;

●	consolidate and divide all or any share capital into shares of a larger amount than existing shares;

●	sub-divide its existing shares or any of them into shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or

●	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the rights of Class B Ordinary Shares, we may by special resolution reduce its share capital or any capital redemption reserve fund in any manner permitted by law.

Exempted Company

We are an exempted company with limited liability incorporated under the laws of Cayman Islands. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

Preference Shares

The Amended and Restated Memorandum and Articles of Association authorize 10,000,000 preference shares and provide that preference shares may be issued from time to time in one or more series. The Board are be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board are able to, without approval of holders of Class A Ordinary Shares, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the Ordinary Shares and could have anti-takeover effects. The ability of the Board to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of SAI or the removal of existing management. Although it is not expected that we will issue any preference shares, we cannot assure you that it will not do so in the future.

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IPO Warrants

Set forth below is also a description of the IPO Warrants that are currently issued and outstanding. These are the same warrants issued and outstanding in connection with the TradeUP initial public offering (the “TradeUP IPO”).

Each whole IPO Warrant entitles the registered holder to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of the TradeUP IPO and 30 days after April 29, 2022, except as discussed in the immediately succeeding paragraph. Pursuant to the warrant agreement, a warrant holder may exercise its IPO Warrants only for a whole number of Class A Ordinary Shares. This means only a whole IPO Warrant may be exercised at a given time by a warrant holder. No fractional IPO Warrants will be issued upon separation of the Units and only whole IPO Warrants will trade. The IPO Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any Class A Ordinary Shares pursuant to the exercise of an IPO Warrant and have no obligation to settle such IPO Warrant exercise unless a registration statement under the Securities Act with respect to the Class A Ordinary Shares underlying the IPO Warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No IPO Warrant will be exercisable and we will not be obligated to issue a Class A Ordinary Share upon exercise of an IPO Warrant unless the Class A Ordinary Share issuable upon such IPO Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the IPO Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to an IPO Warrant, the holder of such IPO Warrant will not be entitled to exercise such IPO Warrant and such IPO Warrant may have no value and expire worthless. In no event will we be required to net cash settle any IPO Warrant. In the event that a registration statement is not effective for the exercised IPO Warrants, the purchaser of a Unit containing such IPO Warrant will have paid the full purchase price for the unit solely for the Class A Ordinary Share underlying such Unit.

We have agreed to maintain the effectiveness of a registration statement for the registration under the Securities Act, of the Class A Ordinary Shares issuable upon exercise of the IPO Warrants and a current prospectus relating to those Class A Ordinary Shares until the IPO Warrants expire or are redeemed, as specified in the warrant agreement;; provided that if Class A Ordinary Shares are at the time of any exercise of an IPO Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b) (1) of the Securities Act, we may, at our option, require holders of IPO Warrants who exercise their IPO Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, it will not be required to file or maintain in effect a registration statement, but will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A Ordinary Shares issuable upon exercise of the IPO Warrants is not effective by the 60th day after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise IPO Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the IPO Warrants for that number of Class A Ordinary Shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the IPO Warrants, multiplied by the excess of the “Fair Market Value” (defined below) less the exercise price of the IPO Warrants by (y) the Fair Market Value and (B) 0.361. The “Fair Market Value” as used in this paragraph shall mean the volume weighted average price of the Class A Ordinary Shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of IPO Warrants when the price per Class A Ordinary Share equals or exceeds $16.50

Once the IPO Warrants become exercisable, we may redeem the outstanding IPO Warrants:

●	in whole and not in part;

●	at a price of $0.01 per IPO Warrant;

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●	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the closing price of the Class A Ordinary Shares equals or exceeds $16.50 per share (including adjustments to the number of shares issuable upon exercise or the exercise price of an IPO Warrant as described under the heading “ - Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

We will not redeem the IPO Warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A Ordinary Shares issuable upon exercise of the IPO Warrants is then effective and a current prospectus relating to those Class A Ordinary Shares is available throughout the 30-day redemption period. If and when the IPO Warrants become redeemable, we may exercise our redemption rights even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the IPO Warrants, each warrant holder will be entitled to exercise his, her or its IPO Warrant prior to the scheduled redemption date. However, the price of the Class A Ordinary Shares may fall below the $16.50 redemption trigger price (including adjustments to the number of shares issuable upon exercise or the exercise price of an IPO Warrant as described under the heading “- Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

No fractional Class A Ordinary Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A Ordinary Shares to be issued to the holder. If, at the time of redemption, the IPO Warrants are exercisable for a security other than the Class A Ordinary Shares pursuant to the warrant agreement, the IPO Warrants may be exercised for such security. At such time as the IPO Warrants become exercisable for a security other than the Class A Ordinary Shares, we will use our commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the IPO Warrants.

Redemption procedures

A holder of an IPO Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such IPO Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Class A Ordinary Shares issued and outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding Class A Ordinary Shares is increased by a capitalization or share dividend paid in Class A Ordinary Shares to all or substantially all holders of Class A Ordinary Shares, or by a split-up of Class A Ordinary Shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of Class A Ordinary Shares issuable on exercise of each IPO Warrant will be increased in proportion to such increase in the outstanding Class A Ordinary Shares. A rights offering made to all or substantially all holders of Ordinary Shares entitling holders to purchase Class A Ordinary Shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Class A Ordinary Shares equal to the product of (i) the number of Class A Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Ordinary Shares) and (ii) one minus the quotient of (x) the price per Class A Ordinary Share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A Ordinary Shares, in determining the price payable for Class A Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Class A Ordinary Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

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In addition, if we, at any time while the IPO Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of Class A Ordinary Shares on account of such Class A Ordinary Shares (or other securities into which the IPO Warrants are then convertible), other than (1) as described above, (2) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution, does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Class A Ordinary Shares issuable on exercise of each IPO Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (3) to satisfy the redemption rights of the holders of Class A Ordinary Shares in connection with a proposed initial business combination, (4) to satisfy the redemption rights of the holders of Class A Ordinary Shares in connection with a shareholder vote to approve an amendment to the memorandum and articles of association that would affect the substance or timing of its obligation to provide for the redemption of public shares in connection with an initial business combination or to redeem 100% of our public shares if it has not consummated an initial business combination within 18 months from the closing of this offering, or (5) in connection with the redemption of public shares upon failure to complete an initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A Ordinary Share in respect of such event.

If the number of outstanding Class A Ordinary Shares is decreased by a consolidation, combination, reverse share split or reclassification of Class A Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Class A Ordinary Shares issuable on exercise of each IPO Warrant will be decreased in proportion to such decrease in outstanding Class A Ordinary Shares.

Whenever the number of Class A Ordinary Shares purchasable upon the exercise of the IPO Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A Ordinary Shares purchasable upon the exercise of the IPO Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A Ordinary Shares (other than those described above or that solely affects the par value of such Class A Ordinary Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the registered holders of the IPO Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the IPO Warrants and in lieu of the Class A Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A Ordinary Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the IPO Warrants would have received if such holder had exercised their IPO Warrants immediately prior to such event.

The IPO Warrants were issued in registered form under a warrant agreement between VStock Transfer, LLC, as warrant agent, and TradeUP. The warrant agreement provides that the terms of the IPO Warrants may be amended without the consent of any holder for the purpose of: (1) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the IPO Warrants and the warrant agreement set forth in this registration statement, or defective provision; (2) amending the provisions relating to cash dividends on Ordinary Shares as contemplated by and in accordance with the warrant agreement; or (3) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the IPO Warrants. You should review a copy of the warrant agreement, which was filed as an exhibit to the registration statement for the TradeUP IPO for a complete description of the terms and conditions applicable to the IPO Warrants and is filed as an exhibit hereto.

The warrant holders do not have the rights or privileges of holders of Class A Ordinary Shares and any voting rights until they exercise their IPO Warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the IPO Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

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Enforceability of Civil Liability under Cayman Islands Law

SAI has been advised by Harney Westwood & Riegels, its Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (1) to recognize or enforce against SAI judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state and (2) in original actions brought in the Cayman Islands, to impose liabilities against SAI predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Anti-Money Laundering - Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

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DESCRIPTION OF WARRANTS

General

The following summary of certain description of warrants, and any description of warrants in the applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement and warrant certificate that will be filed with the SEC in connection with the offering of such warrants.

We may issue warrants to purchase Class A Ordinary Shares, preference shares or debt securities of us. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent that will be named in the applicable prospectus supplement. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of the warrants offered;

●	the price or prices at which the warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued, and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, any material Cayman Islands or United States federal income tax consequences;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, adjustment, modification, redemption, exchange, and exercise of the warrants, if applicable.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase ordinary shares or preference shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

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DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares or preference shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below (the “Indenture”). The summary is not complete. The form of the Indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the Indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board and detailed or determined in the manner provided in a Board resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the Indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, if any, the date or dates from which interest, if any, will accrue, the date or dates on which interest, if any, shall commerce and will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest, if any, on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest, if any, on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest, if any, on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the Indenture with respect to the debt securities and any change in the acceleration provisions described in the Indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the Indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the Indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares or preference shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares, preference shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the Indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware, unless we otherwise specify in the applicable prospectus supplement.

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DESCRIPTION OF RIGHTS

The following summary of certain description of the rights, and any description of rights in the applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the right agreement and provisions of the certificate evidencing the rights that will be filed with the SEC in connection with the offering of such rights.

We may issue rights to purchase Class A Ordinary Shares, preference shares or debt securities that we may offer to our securityholders. The rights may be issued independently or together with any other offered security. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will describe specific terms relating to the offering, including, among other matters:

●	the title of the rights;

●	the date of determining the securityholders entitled to the rights distribution;

●	the securities for which the rights are exercisable;

●	the aggregate number of rights issued and the aggregate number of shares of ordinary shares or preference shares, or aggregate principal amount of debt securities purchasable upon exercise of the rights;

●	the exercise price;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such rights;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

●	the material terms of the rights, including terms, transferability, conditions to completion of the rights offering, procedures and limitation relating to the exchange and exercise of such rights.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of ordinary shares, preference shares or debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

The following summary of certain description of, and any description of units in the applicable prospectus supplement, does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units, as well as the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of the units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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MATERIAL TAX CONSIDERATIONS

The following discussion of United States federal income tax consequences of an investment in our securities is based upon laws and relevant interpretations thereof in effect as of the date of this registration statement, all of which are subject to change or differing interpretation, possibly with retroactive effect. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the United States.

U.S. Federal Income Tax Considerations of Class A Ordinary Shares and IPO Warrants

Taxation of Dividends and Other Distributions on Class A Ordinary Shares

Subject to the PFIC rules discussed below, if SAI makes a distribution of cash or other property to a U.S. Holder of Class A Ordinary Shares, such distributions will generally be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of SAI’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in its Class A Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A Ordinary Shares.

With respect to non-corporate U.S. Holders, dividends will generally be taxed at preferential long-term capital gains rates only if Class A Ordinary Shares are readily tradable on an established securities market in the United States (such as Nasdaq) and certain other requirements are met, including that SAI is not treated as a PFIC during the taxable year in which the dividend is paid or in the previous year. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for any dividends paid with respect to our Class A Ordinary Shares.

Sale, Exchange, Redemption or Other Taxable Disposition of SAI Securities

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of SAI securities, a U.S. Holder will generally recognize capital gain or loss. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its securities.

Under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Ordinary Shares or IPO Warrants exceeds one year. The deductibility of capital losses is subject to various limitations.

Exercise or Lapse of an IPO Warrant

Subject to the PFIC rules discussed below, a U.S. Holder will generally not recognize gain or loss upon the exercise of an IPO Warrant for cash. A Class A Ordinary Share acquired pursuant to the exercise of an IPO Warrant for cash will generally have a tax basis equal to the U.S. Holder’s tax basis in the IPO Warrant, increased by the amount paid to exercise the IPO Warrant.

It is unclear whether a U.S. Holder’s holding period for the Class A Ordinary Share will commence on the date of exercise of the IPO Warrant or the day following the date of exercise of the IPO Warrant; in either case, the holding period will not include the period during which the U.S. Holder held the IPO Warrant. If an IPO Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s tax basis in the IPO Warrant.

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Because of the absence of authority specifically addressing the treatment of a cashless exercise of IPO Warrants under U.S. federal income tax law, the treatment of such a cashless exercise is unclear. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. Alternatively, a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized.

In either tax-free situation, a U.S. Holder’s tax basis in the Class A Ordinary Shares received would generally equal the U.S. Holder’s tax basis in the IPO Warrants. If a cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A Ordinary Shares received on exercise will be treated as commencing on the date of exercise of the IPO Warrant or the following day. If a cashless exercise is treated as a recapitalization, the holding period of the Class A Ordinary Shares received will include the holding period of the IPO Warrants.

If a cashless exercise is treated as a taxable exchange, a U.S. Holder could be deemed to have surrendered IPO Warrants with an aggregate fair market value equal to the exercise price for the total number of IPO Warrants to be exercised. In this case, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the IPO Warrants deemed surrendered and the U.S. Holder’s tax basis in such IPO Warrants. A U.S. Holder’s tax basis in the Class A Ordinary Shares received would equal the sum of the U.S. Holder’s initial investment in the IPO Warrants exercised (i.e., the U.S. Holder’s purchase price for the IPO Warrant (or the portion of such U.S. Holder’s purchase price for Units that is allocated to the IPO Warrant) and the exercise price of such IPO Warrants). It is unclear whether a U.S. Holder’s holding period for the Class A Ordinary Shares would commence on the date of exercise of the Warrant or the day following the date of exercise of the IPO Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if SAI redeems IPO Warrants for cash pursuant to the redemption provisions of the IPO Warrants or if SAI purchases IPO Warrants in an open market transaction, such redemption or purchase will generally be treated as a taxable disposition to the U.S. Holder, taxed as described above under “- Sale, Exchange, Redemption or Other Taxable Disposition of SAI Securities.”

Passive Foreign Investment Company Considerations

Certain adverse U.S. federal income tax consequences could apply to a U.S. holder if SAI, or any of its subsidiaries, is treated as a PFIC for any taxable year during which the U.S. Holder holds SAI securities. A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75% of its gross income consists of passive income, such as dividends, interest, rents and royalties (except for rents and royalties earned in the active conduct of a trade or business), and gains on the disposition of property that produces such income, or (b) if at least 50% of the average value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce, or are held for the production of, passive income (including for this purpose its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the interest, by value).

Whether SAI or any of its subsidiaries is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Among other factors, fluctuations in the market price of Class A Ordinary Shares how quickly SAI uses liquid assets and cash may influence whether SAI or any of its subsidiaries is treated as PFIC. Accordingly, SAI is unable to determine whether SAI or any of its subsidiaries will be treated as a PFIC for the taxable year of the Business Combination or for future taxable years, and there can be no assurance that SAI or any of its subsidiaries will not be treated as a PFIC for any taxable year. Moreover, SAI does not expect to provide a PFIC annual information statement for 2021 or going forward.

If SAI were characterized as a PFIC for any taxable year, U.S. Holders of SAI securities would suffer adverse tax consequences. These consequences may include having gains realized on the disposition of SAI securities treated as ordinary income rather than capital gains and being subject to punitive interest charges on certain dividends and on the proceeds of the sale or other disposition of the SAI securities. U.S. Holders would also be subject to annual information reporting requirements. In addition, if SAI were a PFIC in a taxable year in which SAI paid a dividend or the prior taxable year, such dividends would not be eligible to be taxed at the reduced rates applicable to qualified dividend income (as discussed above). Certain elections (including a mark-to-market election) may be available to U.S. Holders to mitigate some of the adverse tax consequences resulting from PFIC treatment. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to their ownership of the SAI securities.

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Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of SAI. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the IPO Warrants. An instrument of transfer in respect of an IPO Warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of Ordinary Shares or on an instrument of transfer in respect of such shares.

SAI.TECH Global Corporation has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands substantially in the following form:

The Tax Concessions Act

(As Revised)

Undertaking as to Tax Concessions

In accordance with the provision of The Tax Concessions Act (As Revised), the following undertaking is hereby given to SAI.TECH Global Corporation (the “Company”):

(a)	That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

(b)	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)	On or in respect of the shares, debentures or other obligations of the Company; or

(ii)	by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Act (As Revised).

These concessions shall be for a period of 20 years from the 29th of January 2021.

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PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

●	through underwriters or dealers;

●	directly to a limited number of purchasers or to a single purchaser;

●	through agents; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of our securities may be carried out, from time to time, in one or more transactions, including:

●	block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents;

●	the method of distribution;

●	the public offering price or purchase price and the proceeds to us from that sale;

●	the expenses of the offering;

●	any discounts or commissions to be allowed or paid to the underwriters, dealers or agents;

●	all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and

●	any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

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Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

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LEGAL MATTERS

The legality of the securities offered by this prospectus and certain other Cayman Islands legal matters will be passed upon for SAI by Harney Westwood & Riegels. Certain legal matters relating to U.S. federal law will be passed upon for SAI by Winston & Strawn LLP.

EXPERTS

The consolidated financial statements of SAI appearing in our 2022 Annual Report for the year ended December 31, 2022 have been audited by Audit Alliance LLP, an independent registered public accounting firm, as stated in their report.

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EXPENSES OF THE ISSUANCE AND DISTRIBUTION

Set forth below is an itemization of the total expenses which are expected to be incurred in connection with the registration of the securities registered hereby. With the exception of the registration fee payable to the SEC, all amounts are estimates.

Expense	Amount
SEC registration fee	$33,060
Printing expenses	$-
Legal fees and expenses	$-
Accounting fees and expenses	$-
Miscellaneous	$-
Total	$33,060

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ENFORCEABILITY OF CIVIL LIABILITY

SAI is incorporated as an exempted company under the laws of the Cayman Islands. Service of process upon SAI and upon its directors and officers named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of SAI’s assets and substantially all of SAI’s directors and officers are located outside the United States, any judgment obtained in the United States against SAI or any of its directors and officers may not be collectible within the United States.

SAI has appointed Winston & Strawn LLP as its agent to receive service of process in any action against SAI in any U.S. federal or state court arising out of the Transactions. The address of SAI’s agent is 800 Capitol Street, STE. 2400, Houston, TX 77002.

SAI has been advised by its Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and/or be of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

SAI has also been advised by its PRC legal counsel that the recognition and enforcement of foreign judgments are subject to compliance with the PRC Civil Procedures Law and relevant civil procedure requirements in the PRC. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. The PRC does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short- swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a “shelf’ registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act of 1933, as amended, with respect to the ordinary shares offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We are subject to the informational reporting requirements of the Exchange Act. We file reports and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. Our website address is www.sai.tech. The information on, or that can be accessed through, our website is not part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the year ended December 31, 2022, filed on April 19, 2023;

●	Our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on August 3, 2022; August 17, 2022; December 8, 2022; February 8, 2023 and March 13, 2023.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: SAI.TECH Global Corporation, #01-05 Pearl’s Hill Terrace, Singapore, 168976. Attention: Arthur Lee, Chief Executive Officer, telephone number: +65 9656 5641.

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SAI.TECH GLOBAL CORPORATION

UP TO $10,000,000 CLASS A CLASS A ORDINARY SHARES

MAXIM GROUP LLC

The date of this prospectus supplement is September 5, 2023.